Exhibit 10.1

EXCHANGE AGREEMENT

BY AND AMONG

CREDEX CORPORATION,

USA HEMP STORE LLC,

THE MEMBERS OF USA HEMP STORE LLC

AND

JOE CLEGHORN AS THE MEMBERS’ REPRESENTATIVE

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Exhibits

Exhibit A-1	Form of Assignment of Membership Interests for First Closing
Exhibit A-2	Form of Assignment of Membership Interests for Second Closing
Exhibit B	Capitalization Table

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EXCHANGE AGREEMENT

Dated as of June 15, 2022

This Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Credex Corporation, a Florida corporation (the “Company”); (ii) USA Hemp Store LLC, a Colorado limited liability company (“USA Hemp”), (iii) all of the members of USA Hemp as set forth on the signature pages hereto (the “USA Hemp Members”) and (iv) Joe Cleghorn as the Representative of the USA Hemp Members (the “Members’ Representative”). Each of USA Hemp and the USA Hemp Members may be referred to collectively herein as the “USA Hemp Parties” and separately as a “USA Hemp Party”. Each of the Company, each USA Hemp Party and the Members’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, pursuant to the terms and conditions herein, the Company agrees to acquire from the USA Hemp Members 100% of the membership interests of USA Hemp (the “Membership Interests”) held by the USA Hemp Members in exchange for the issuance by the Company to the USA Hemp Members of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(d)	“Arbitrator” has the meaning set forth in Section 10.01(a).

(e)	“Articles Amendment” has the meaning set forth in Section 2.08.

(f)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(g)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Florida are authorized or required by law or executive order to close.

(h)	“Cap” has the meaning set forth in Section 9.07(a).

(i)	“Closing Date” means either the First Closing Date or the Second Closing Date, as applicable.

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(j)	“Closing” has the meaning set forth in Section 2.02(a).

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)	“Company Board” means the Board of Directors of the Company.

(m)	“Company Common Stock” has the meaning set forth in the recitals hereto.

(n)	“Company Indemnified Party” has the meaning set forth in Section 9.01.

(o)	“Company Organizational Documents” has the meaning set forth in Section 5.01.

(p)	“Company SEC Documents” has the meaning set forth in Section 5.09(a).

(q)	“Company Stock” has the meaning set forth in the recitals.

(r)	“Company” has the meaning set forth in the introductory paragraph hereto.

(s)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” have correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother- in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(t)	“Counsel” has the meaning set forth in Section 10.20.

(u)	“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities of a Person or obligating such Person to issue or sell any of its Equity Securities.

(v)	“Direct Claim” has the meaning set forth in Section 9.03(c).

(w)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(x)	“Equity Security” means, in respect of any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

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(y)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(z)	“Exchange Shares” has the meaning set forth in Section 2.01(b). (aa) “Exchange” has the meaning set forth in Section 2.01(c).

(bb)	“First Closing Assignment” has the meaning set forth in Section 2.03(a). (cc) “First Closing Date” has the meaning set forth in Section 2.02(b).

(dd)	“First Closing” has the meaning set forth in Section 2.02(b). (ee) “First Termination Date” means October 1, 2022.

(ff)	“GAAP” means generally accepted accounting principles, consistently applied. (gg) “Indemnified Party” has the meaning set forth Section 9.03.

(hh)	“Indemnifying Party” has the meaning set forth Section 9.03.

(ii)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(jj)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(kk)	“Losses” and “Loss” has the meaning set forth in Section 9.01.

(ll)	“Members’ Representative” has the meaning set forth in the introductory paragraph hereto. (mm) “Membership Interests” has the meaning set forth in the recitals.

(nn)	“Operating Agreement” has the meaning set forth in Section 2.01(b).

(oo)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by an Authority.

(pp)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(qq)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(rr)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(ss)	“Rule 144” has the meaning set forth in Section 4.07(g).

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(tt)	“SEC Reports” has the meaning set forth in the introductory paragraph to Article V. (uu) “SEC” means the U.S. Securities and Exchange Commission.

(vv)	“Second Closing Assignment” has the meaning set forth in Section 2.05(a). (ww) “Second Closing Date” has the meaning set forth in Section 2.02(c).

(xx)	“Second Closing” has the meaning set forth in Section 2.02(c). (yy) “Second Termination Date” means October 31, 2022.

(zz)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aaa)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(bbb)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(ccc)	“Third-Party Claim” has the meaning set forth in Section 9.03(a).

(ddd)	“Transaction Documents” means this Agreement, the First Closing Assignments, the Second Closing Assignments, the Operating Agreement (assuming the First Closing occurs) and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(eee)	“Transactions” means the transactions contemplated by the Transaction Documents.

(fff)	“USA Hemp Indemnified Party” has the meaning set forth in Section 9.02.

(ggg)	“USA Hemp Members” has the meaning set forth in the introductory paragraph hereto.

(hhh)	“USA Hemp Organizational Documents” has the meaning set forth in Section 3.01.

(iii)	“USA Hemp Party” and “USA Hemp Parties” have the meanings set forth in the introductory paragraph hereto.

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(jjj)	“USA Hemp” has the meaning set forth in the introductory paragraph hereto.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II. THE TRANSACTIONS

Section 2.01 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, the USA Hemp Members, who hold 100% of USA Hemp’s membership interests, shall sell, assign, transfer and deliver to the Company, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Membership Interests held by them.

(b)	All of the Membership Interests shall be exchanged, collectively, for a total of 58,000,000 shares of Company Common Stock (the “Exchange Shares”), which Exchange Shares shall be apportioned between the USA Hemp Members pro rata based on the percentage of the Membership Interests held by the USA Hemp Member as set forth on the Capitalization Table (as defined below) as of the Effective Date. The Exchange Shares shall be issued in book entry form and shall not be certificated.

(c)	The exchange as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to collectively herein as the “Exchange”.

(d)	At the applicable Closing (as defined below) the USA Hemp Members shall, on transfer of their respective applicable Membership Interests to the Company, be recorded in the stock ledger of the Company as the owners of the applicable Exchange Shares.

Section 2.02 Closings.

(a)	The closing of the Transactions shall occur at two separate closings (each, a “Closing”) as set forth herein.

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(b)	The first Closing hereunder (the “First Closing”) shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 6.01, Section 6.02, Section 6.03 and Section 6.04, or at such other date, time or place as the Parties may agree (the date and time at which the First Closing is actually held being the “First Closing Date”), via the exchange of electronic documents and other items as required herein. At the First Closing, each of the USA Hemp Members shall transfer to the Company 51% of their respective Membership Interests, and the Company shall issue to the USA Hemp Members in exchange 29,580,000 Exchange Shares, being 51% of the total number of Exchange Shares as set forth in Section 2.01(b). At the First Closing, the USA Hemp Members, USA Hemp and the Company shall enter into a limited liability company operating agreement for USA Hemp in a form as reasonably agreed to by the Parties (the “Operating Agreement”).

(c)	The Second Closing hereunder (the “Second Closing”) shall occur on second Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Section 6.01, Section 6.02, Section 6.03 and Section 6.05, and the completion of the actions set forth in Section 2.08, or at such other date, time or place as the Parties may agree (the date and time at which the Second Closing is actually held being the “Second Closing Date”), via the exchange of electronic documents and other items as required herein. At the Second Closing, each of the USA Hemp Members shall transfer to the Company 100% of their remaining respective Membership Interests (constituting the remaining 49% of the Membership Interests not held by the Company at such time), and the Company shall issue to the USA Hemp Members in exchange therefore 28,420,000 Exchange Shares, being 49% of the total number of Exchange Shares as set forth in Section 2.01(b).

Section 2.03 USA Hemp Deliverables at the First Closing. At the First Closing, USA Hemp or the USA Hemp Members, as applicable, shall deliver to the Company the following:

(a)	Each USA Hemp Member shall deliver to the Company an Assignment of Membership Interests in the form as attached hereto as Exhibit A-1 (the “First Closing Assignment”), duly completed and executed by such USA Hemp Member to transfer to the Company 51% of their respective Membership Interests.

(b)	USA Hemp shall deliver to the Company a certificate of the Secretary of USA Hemp and the Members Representative on behalf of the USA Hemp Members, dated as of the First Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied and that the statements therein are true and correct as of the First Closing Date; and

(ii)	attaching a certificate of status issued by the Colorado Secretary of State for USA Hemp, dated as of a date within 5 days of the First Closing Date; and

(c)	USA Hemp shall deliver to the Company the Operating Agreement duly executed by each of the USA Hemp Members.

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Section 2.04 Company Deliverables at the First Closing. At the First Closing, the Company shall:

(a)	Record the applicable USA Hemp Members in the books and records of the Company as the owners of the applicable portion of the Exchange Shares;

(b)	Deliver to the Members’ Representative on behalf of the USA Hemp Members a certificate of the Secretary of the Company, dated as of the First Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied and that the statements therein are true and correct as of the First Closing Date; and

(ii)	attaching a certificate of status issued by the Florida Secretary of State for the Company, dated as of a date within 5 days of the First Closing Date; and

(c)	The Company shall deliver to the USA Hemp Members the Operating Agreement duly executed by the Company.

Section 2.05 USA Hemp Deliverables at the Second Closing. At the Second Closing, USA Hemp or the USA Hemp Members, as applicable, shall deliver to the Company the following:

(a)	Each USA Hemp Member shall deliver to the Company an Assignment of Membership Interests in the form as attached hereto as Exhibit A-2 (the “Second Closing Assignment”), duly completed and executed by such USA Hemp Member to transfer to the Company 100% of the remaining respective Membership Interests (constituting 49% of the total Membership Interests.

(b)	USA Hemp shall deliver to the Company a certificate of the Secretary of USA Hemp and the Members Representative on behalf of the USA Hemp Members, dated as of the Second Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied and that the statements therein are true and correct as of the Second Closing Date; and

(ii)	attaching a certificate of status issued by the Colorado Secretary of State for USA Hemp, dated as of a date within 5 days of the Second Closing Date.

Section 2.06 Company Deliverables at the Second Closing. At the Second Closing, the Company shall:

(a)	Record the applicable USA Hemp Members in the books and records of the Company as the owners of the applicable Exchange Shares;

(b)	Deliver to the Members’ Representative on behalf of the USA Hemp Members a certificate of the Secretary of the Company, dated as of the Second Closing Date, and:

(i)	certifying that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied and that the statements therein are true and correct as of the Second Closing Date; and

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(ii)	attaching a certificate of status issued by the Florida Secretary of State for the Company, dated as of a date within 5 days of the Second Closing Date.

Section 2.07 Directors at the Second Closing. At the Second Closing, the Company Board shall expand the size of the Company Board by two persons, and shall name two persons as designated by Joe Cleghorn as directors on the Company Board.

Section 2.08 Actions Prior to the Second Closing. The Parties acknowledge and agree that, prior to the Second Closing and as a condition thereto, the Company shall complete an amendment of its Articles of Incorporation to increase the authorized shares of Company Common Stock to 250,000,000 shares, to add to the authorized shares of stock 25,000,000 shares of preferred stock, par value of $0.001 per share for which the Company Board can determine the rights and preferences, and to make certain other changes to the Articles of Incorporation (the “Articles Amendment”), and the representations and warranties related thereto shall be deemed automatically updated upon the completion of the Articles Amendment.

Section 2.09 Additional Documents. At and following each of the Closings, the Company, USA Hemp, the Members’ Representative and the USA Hemp Members shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the applicable Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.10 Conveyance Taxes. Each USA Hemp Member will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred by such USA Hemp Member as a result of the Transactions.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF JOE CLEGHORN

As an inducement to, and to obtain the reliance of the Company, Joe Cleghorn, in his capacity as a USA Hemp Member, and USA Hemp, jointly and severally represent and warrant to the Company, as of the Effective Date and as of each Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date as follows:

Section 3.01 Corporate Existence and Power. USA Hemp is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Colorado, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. USA Hemp has delivered to the Company complete and correct copies of the organizational documents and operating agreement of USA Hemp as in effect on the Effective Date (the “USA Hemp Organizational Documents”). USA Hemp has full limited liability company power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the USA Hemp Organizational Documents. USA Hemp has taken all actions required by Law, the USA Hemp Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

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Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by USA Hemp in connection herewith constitute the valid and binding obligations of USA, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflict With Other Instruments. The execution of this Agreement by USA Hemp and the consummation of the Transactions by USA Hemp will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which USA Hemp is a party or to which any of its assets, properties or operations are subject.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by USA Hemp requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.06 Authorized Interests.

(a)	As of the Effective Date and as of immediately prior to the First Closing Date, all of the issued and outstanding Membership Interests are held, collectively, by the USA Hemp Members and the capitalization table of USA Hemp as attached hereto as Exhibit B (the “Capitalization Table”) is true, correct and complete in all respects.

(b)	As of immediately prior to the Second Closing Date, the USA Hemp Members own 49% of the Membership Interests as set forth on the Capitalization Table as of the Effective Date.

(c)	USA Hemp has no Derivatives or commitments to issue any Equity Securities of USA Hemp or Derivatives, and there are no outstanding securities convertible or exercisable into or exchangeable for Membership Interests or any other Equity Security of USA Hemp.

(d)	Prior to the First Closing, there is no voting trust, agreement or arrangement among any of the beneficial holders of Membership Interests affecting the nomination or election of directors or managers or the exercise of the voting rights of Membership Interests, and following the First Closing, the only voting trust, agreement or arrangement among any of the beneficial holders of Membership Interests affecting the nomination or election of directors or managers or the exercise of the voting rights of Membership Interests is the Operating Agreement.

(e)	The offer, issuance and sale of such Membership Interests were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such Membership Interests are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 3.07 Validity of Interests. The Membership Interests to be delivered at each Closing shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

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Section 3.08 Approval of Agreement. The USA Hemp Members and any manager of USA Hemp have each authorized the execution and delivery of this Agreement by USA Hemp and the USA Hemp Members and have approved this Agreement and the Transactions.

Section 3.09 No Brokers. USA Hemp has not retained any broker or finder in connection with any of the Transactions, and USA Hemp has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF EACH USA HEMP MEMBER

As an inducement to, and to obtain the reliance of the Company, each USA Hemp Member, in its capacity as a USA Hemp Member, severally and not jointly and severally, and solely with respect to the Membership Interests held by such USA Hemp Member and with respect to the Exchange Shares to be received by such USA Hemp Member, as applicable, represents and warrant to the Company, as of the Effective Date and as of each Closing Date, except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date as follows:

Section 4.01 Existence and Power. Such USA Hemp Member is a natural person or is an entity in good standing under the laws of the jurisdiction of organization and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 4.02 Due Authorization. Such USA Hemp Member has taken all actions required by Law or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions. If such USA Hemp Member is an entity, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of its organizational documents.

Section 4.03 Valid Obligation. This Agreement and all Transaction Documents executed by such USA Hemp Member in connection herewith constitute the valid and binding obligations of such USA Hemp Member, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by such USA Hemp Member and the consummation of the Transactions by such USA Hemp Member will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which such USA Hemp Member is a party or to which such USA Hemp Member’s assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by such USA Hemp Member requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

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Section 4.06 Title to and Issuance of the Membership Interests. Such USA Hemp Member is, and on the applicable Closing Date will be, the record and beneficial owner and holder of the Membership Interests to be delivered at the applicable Closing, as set forth on the Capitalization Table, as the same may be adjusted at the First Closing, free and clear of all Liens. None of the Membership Interests held by such USA Hemp Member is subject to pre-emptive or similar rights, either pursuant to any USA Hemp Organizational Document, requirement of Law or any contract (other than pursuant to the Operating Agreement following the First Closing), and no Person has any pre-emptive rights or similar rights to purchase or receive any Membership Interests or other interests in USA Hemp from such USA Hemp Member.

Section 4.07 Investment Representations. For purposes of this Section 4.07, any reference to the “Exchange Shares” shall be deemed solely to be a reference to the portion of the Exchange Shares being delivered to such applicable USA Hemp Member.

(a)	Investment Purpose. Such USA Hemp Member understands and agrees that the consummation of the Transactions including the delivery of the Exchange Shares to such USA Hemp Member in exchange for the Membership Interests held by such USA Hemp Member as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired by such USA Hemp Member are being acquired by such USA Hemp Member for such USA Hemp Member’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Such USA Hemp Member is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)	Information. Such USA Hemp Member has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such USA Hemp Member requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(d)	Reliance on Exemptions. Such USA Hemp Member understands that the Exchange Shares are being offered and sold to such USA Hemp Member in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and such USA Hemp Member’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such USA Hemp Member set forth herein in order to determine the availability of such exemptions and the eligibility of such USA Hemp Member to acquire the Exchange Shares.

(e)	Information. Such USA Hemp Member and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by such USA Hemp Member or his advisors. Such USA Hemp Member and his advisors, if any, have been afforded the opportunity to ask questions of the Company. Such USA Hemp Member understands that his investment in the Exchange Shares involves a significant degree of risk. Such USA Hemp Member is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

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(f)	Governmental Review. Such USA Hemp Member understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(g)	Transfer or Resale. Such USA Hemp Member understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) such USA Hemp Member shall have delivered to the Company, at the cost of such USA Hemp Member, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such USA Hemp Member who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 4.07 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and such USA Hemp Member shall have delivered to the Company, at the cost of such USA Hemp Member, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(h)	Legends. Such USA Hemp Member understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(i)	Removal. The legend(s) referenced in Section 4.07(h) shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Such USA Hemp Member agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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Section 4.08 No Brokers. Such USA Hemp Member has not retained any broker or finder in connection with any of the Transactions, and such USA Hemp Member has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of USA Hemp and the USA Hemp Members, the Company represents and warrants to USA Hemp and the USA Hemp Members, as of the Effective Date and as of each Closing Date except as otherwise specifically set forth below as to representations and warranties which speak solely with respect to a particular date, and other than as set forth in the reports and filings made by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the “SEC Reports”), as follows:

Section 5.01 Corporate Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the Transactions.

Section 5.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 5.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligations of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.04 No Conflict With Other Instruments. The execution of this Agreement by the Company and the consummation of the Transactions by the Company will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

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Section 5.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 5.06 Authorized Shares and Capital. The authorized capital stock and the issued and outstanding capital stock of the Company is as set forth in the SEC Reports.

Section 5.07 Validity of Shares. The Exchange Shares to be delivered at each Closing shall be duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

Section 5.08 Approval of Agreement. The Company Board has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the Transactions.

Section 5.09 Company SEC Documents.

(a)	The Company has filed or furnished all forms, documents and reports required to be filed or furnished since April 26, 2021 with the SEC (the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment (excluding any amendments made after the date of this Agreement), the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the Company SEC Documents is the subject of any outstanding SEC comments or outstanding SEC investigation. The Company has made available to USA Hemp all material correspondence (if such correspondence has occurred since April 26, 2021) between the SEC on the one hand, and the Company, on the other hand received by the Company prior to the date of this Agreement. The certifications and statements required by (A) Rule 13a- 14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes Oxley Act) relating to the Company SEC Documents are accurate and complete and comply as to form and content with all applicable Law. As used in this Section 5.09, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)	The consolidated financial statements (including all related notes and schedules) of the Company included in Company SEC Documents fairly present in all material respects the consolidated financial position of the Company, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in each case in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

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(c)	The Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes Oxley Act); (ii) to the knowledge of the Company, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d)	Since April 26, 2021, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of the Company, the Board of Directors of the Company or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act. Since April 26, 2021, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

Section 5.10 No Brokers. The Company has not retained any broker or finder in connection with any of the Transactions, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

ARTICLE VI. CONDITIONS TO THE CLOSINGS

Section 6.01 Conditions to the Obligations of all of the Parties. The obligations of all of the Parties to consummate each Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the applicable Closing Date of all the following conditions:

(a)	No provisions of any applicable Law, and no Order shall prohibit or impose any condition or prohibition on the consummation of the applicable Closing.

(b)	There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the applicable Closing.

(c)	The Parties shall have received all necessary approvals from all required Authorities to consummate the Transactions.

(d)	The Company Board shall have approved this Agreement and the Transactions and shall not have withdrawn such approval.

Section 6.02 Conditions to the Obligations of the Company for Each Closing. The obligations of the Company to consummate each Closing are subject to the satisfaction (or waiver by the Company), at or before the applicable Closing Date, of the following conditions:

(a)	The representations and warranties made by USA Hemp and the USA Hemp Members in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 3.06, Section 3.07, Section 4.06 and Section 4.07, which shall each be true and correct in all respects) at the applicable Closing Date with the same force and effect as if such representations and warranties were made at and as of the applicable Closing Date, except for changes therein permitted by this Agreement; and

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(b)	Each of the USA Hemp Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such USA Hemp Parties prior to or at the applicable Closing.

Section 6.03 Conditions to the Obligations of the USA Hemp Parties For Each Closing. The obligations of the USA Hemp Parties to consummate each Closing are subject to the satisfaction (or waiver by USA Hemp and the Members’ Representative on behalf of the USA Hemp Members), at or before the applicable Closing Date, of the following conditions:

(a)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality and the representations and warranties in Section 5.06 which shall each be true and correct in all respects) at the applicable Closing Date with the same force and effect as if such representations and warranties were made at and as of the applicable Closing Date, except for changes therein permitted by this Agreement; and

(b)	The Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the applicable Closing.

Section 6.04 Additional Conditions to the First Closing.

(a)	In addition to the conditions to the obligations of the Company as set forth in Section 6.01 and Section 6.03, the obligations of the Company to consummate the First Closing are subject to the satisfaction, or waiver by the Company, at or before the First Closing Date of the condition that USA Hemp shall have provided to the Company audited financial statements for USA Hemp and related auditor reports thereon from a Public Company Accounting Oversight Board-registered auditor which consents to the inclusion of its statements in SEC public filings, for each of the two most recently ended fiscal years and any other period audited or unaudited but reviewed financials are required to be included in the SEC Reports following the First Closing pursuant to applicable Law, and unaudited statements for any other required interim periods.

(b)	In addition to the conditions to the obligations of the Parties as set forth in Section 6.01, the obligations of each Party to consummate the First Closing are subject to the satisfaction, or waiver by each Party, at or before the First Closing Date of the condition that the Company shall have filed its Form 10-K for the 2021 fiscal year with the SEC.

(c)	In addition to the conditions to the obligations of the Parties as set forth in Section 6.01, the obligations of each Party to consummate the First Closing are subject to the satisfaction, or waiver by each Party, at or before the First Closing Date of the condition that the Parties shall have agreed on the form and terms of the Operating Agreement, each in their reasonable discretion. The Parties acknowledge and agree that the Operating Agreement shall provide that USA Hemp is a manager-managed limited liability company, and that the initial manager of USA Hemp shall be the Company or another Person as selected by the Company.

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Section 6.05 Additional Condition to the Obligations of the Parties for Second Closing. In addition to the conditions to the obligations of the applicable Parties as set forth in Section 6.01, Section 6.02 and Section 6.03, the obligations of the Parties to consummate the Second Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Second Closing Date of the condition that the Articles Amendment shall have been completed and shall be effective.

ARTICLE VII. ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01 Delivery of Books and Records. At the First Closing, USA Hemp shall deliver to the Company the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of USA Hemp now in the possession of USA Hemp or its Representatives.

Section 7.02 Third Party Consents and Certificates. The Company and the USA Hemp Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the Transactions.

Section 7.03 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)	any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

ARTICLE VIII. TERMINATION; SURVIVAL

Section 8.01 Termination Prior to First Closing. This Agreement may be terminated on or prior to the First Closing Date:

(a)	By the mutual written consent of the Company, USA Hemp and the Members’ Representative;

(b)	By the Company (i) if the conditions to the First Closing as set forth in Section 6.01, Section 6.02 and Section 6.04 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the First Termination Date, provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) of this Section 8.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any USA Hemp Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the USA Hemp Parties, applicable, within five (5) Business Days after receipt by USA Hemp of written notice thereof from the Company or is not reasonably capable of being cured prior to the First Termination Date;

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(c)	By USA Hemp and the Members’ Representative acting together (i) if the conditions to First Closing as set forth in Section 6.01 and Section 6.03 have not been satisfied or waived by USA Hemp and the Members’ Representative, which waiver USA Hemp and the Members’ Representative may give or withhold in their sole discretion, by the First Termination Date, provided, however, that USA Hemp and the Members’ Representative may not terminate this Agreement pursuant to this clause (i) of this Section 8.01(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the USA Hemp Parties; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by USA Hemp and the Members’ Representative or cured by the Company, applicable, within five (5) Business Days after receipt by the Company of written notice thereof from USA Hemp or is not reasonably capable of being cured prior to the First Termination Date; or

(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable.

Section 8.02 Termination of Obligations Following the First Closing. Following the occurrence of the First Closing, subject to the provisions of Section 8.05, the obligations of the Parties hereunder to complete the Second Closing may be terminated following the First Closing Date and on or prior to the Second Closing Date:

(a)	By the mutual written consent of the Company, USA Hemp and the Members’ Representative;

(b)	By the Company (i) if the conditions to the Second Closing as set forth in Section 6.01, Section 6.02 and Section 6.05 have not been satisfied or waived by the Company, which waiver the Company may give or withhold in its sole discretion, by the Second Termination Date, provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) of this Section 8.02(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any USA Hemp Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the USA Hemp Parties, applicable, within five (5) Business Days after receipt by USA Hemp of written notice thereof from the Company or is not reasonably capable of being cured prior to the Second Termination Date;

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(c)	By USA Hemp and the Members’ Representative acting together (i) if the conditions to First Closing as set forth in Section 6.01 and Section 6.05 have not been satisfied or waived by USA Hemp and the Members’ Representative, which waiver USA Hemp and the Members’ Representative may give or withhold in their sole discretion, by the Second Termination Date, provided, however, that USA Hemp and the Members’ Representative may not terminate this Agreement pursuant to this clause (i) of this Section 8.02(c) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the USA Hemp Parties; or (ii) if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 6.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by USA Hemp and the Members’ Representative or cured by the Company, applicable, within five (5) Business Days after receipt by the Company of written notice thereof from USA Hemp or is not reasonably capable of being cured prior to the Second Termination Date; or

(d)	By any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable.

Section 8.03 Specific Enforcement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) if the Company has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 8.01(b) or clause (ii) of Section 8.02(b), as applicable, the Company may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 10.19; and (ii) if USA Hemp and the Members’ Representative has a right to terminate this Agreement pursuant to the provisions of clause (ii) of Section 8.01(c) or clause (ii) of Section 8.02(c), as applicable, USA Hemp and the Members’ Representative may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 10.19.

Section 8.04 Survival After Termination Prior to the First Closing. If this Agreement is terminated prior to the First Closing in accordance with Section 8.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 8.04 and Article X shall survive the termination of this Agreement and nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Section 8.05 Survival After Termination of Obligations Following the First Closing. In the event that the obligations of the Parties to complete the Second Closing are terminated following the occurrence of the First Closing and prior to the Second Closing in accordance with Section 8.02, the Second Closing shall not occur, but this Agreement shall otherwise remain in full force and effect with respect to the First Closing and the Transactions and the rights and obligations of the Parties with respect thereto shall survive such termination.

ARTICLE IX. INDEMNIFICATION

Section 9.01 Indemnification of Company.

(a)	Provided that the First Closing occurs, Joe Cleghorn hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, shareholders, attorneys and agents and permitted assignees and the Members’ Representative (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses” and each individually a “Loss”) incurred or sustained by any Company Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of USA Hemp, Joe Cleghorn or the Members’ Representative contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

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(b)	Provided that the First Closing occurs, each USA Hemp Member hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law each Company Indemnified Party, against and in respect of any and Losses incurred or sustained by any Company Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of such USA Hemp Member contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 9.02 Indemnification of the USA Hemp Parties. Provided that the First Closing occurs, the Company hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Members’ Representative, the USA Hemp Members, USA Hemp and each of its officers, directors, employees, shareholders, attorneys and agents and permitted assignees (each a “USA Hemp Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any USA Hemp Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 9.03 Procedure. The following shall apply with respect to all claims by any USA Hemp Indemnified Party or Company Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to a USA Hemp Indemnified Party or a Company Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to the Company or the USA Hemp Members, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to this Section 9.03(b), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 9.04 Periodic Payments. Any indemnification required by this Article IX for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 9.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 9.06 Time Limit. The obligations of the USA Hemp Members and the Company under Section 9.01 and Section 9.02 shall expire two (2) years from the First Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article IX which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 9.07 Certain Limitations. The indemnification provided for in Section 9.01 and Section 9.02 shall be subject to the following limitations:

(a)	The USA Hemp Members shall not be liable to the Company Indemnified Parties for indemnification under Section 9.01 until the aggregate amount of all Losses in respect of indemnification under Section 9.01 exceeds $10,000 (the “Basket”), in which event the USA Hemp Members shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to $1,000,000 (the “Cap”), and provided that, in the event that the indemnification obligations are those of less than all of the USA Hemp Members pursuant to the last sentence of Section 9.01, then the Basket and the Cap shall be applied to such indemnifying USA Hemp Member(s) pro rata based on the percentage of Membership Interests held by such USA Hemp Member(s) as of the Effective Date, such that, by way of example and not limitation, if a USA Hemp Member is so obligated to indemnify the Company Indemnified Parties pursuant to such section and held 50% of the total Membership Interests as of the Effective Date, the Basket would be $5,000 and the Cap would be $500,000. Any such utilization or satisfaction of the Basket and the Cap by one or more of the USA Hemp Members as a result of the preceding sentence shall apply to any later determinations of the utilization or satisfaction of the Basket and the Cap.

(b)	The Company shall not be liable to the USA Hemp Indemnified Parties for indemnification under Section 9.02 until the aggregate amount of all Losses in respect of indemnification under Section 9.02 exceeds the Basket, in which event the Company shall be required to pay or be liable for all such Losses in excess of the Basket up to a maximum amount equal to the Cap, which shall in such case be applied to all of the USA Hemp Members as a group.

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Section 9.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any indemnified party’s or by reason of the fact that such indemnified party knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 9.09 Exclusive Remedy. In the event that the First Closing occurs, the indemnification provisions contained in this Article IX shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the First Closing Date, (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions or (iii) with respect to any actions to enforce the terms and conditions of this Agreement between the time of the First Closing and the Second Closing. In furtherance of the foregoing, each Party hereto, other than as set forth above, for itself and on behalf of its Affiliates, hereby waives, from and after the First Closing, to the fullest extent permitted under applicable law and except as otherwise specified in this Article IX, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable law.

ARTICLE X. MISCELLANEOUS

Section 10.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Company and the Members’ Representative shall select one arbitrator and the two arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the dispute.

(c)	The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

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(d)	The arbitration shall be held in Franklin, Tennessee in accordance with and under the then- current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 10.01(b).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Williamson County, Tennessee to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Williamson County, Tennessee. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

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Section 10.03 Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.03(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 10.04 Limitation on Damages. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS FOR SPECIAL, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITY, EVEN IF THE PARTY SOUGHT TO BE HELD LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

Section 10.05 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Credex Corporation

Attn: Robin McVey

1881 General George Patton Drive Suite 107

Franklin TN 37067

Email: robin.mcvey@credexcorporation.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

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If to USA Hemp or the Members’ Representative, to:

USA Hemp Store LLC

Attn: Joe Cleghorn, Jr.

2440 North I-25

Pueblo, CO 81008

Email: jckeys1@icloud.com

With a copy, which shall not constitute notice, to:

Olshan Frome Wolosky LLP

Attn: Spencer Feldman

1325 Avenue of the Americas

New York, NY 10019

Email: SFeldman@olshanlaw.com

Web: www.olshanlaw.com

If to any USA Hemp Member, to the Members’ Representative at the address above, for further distribution to the applicable USA Hemp Member;

(b)	In addition to the above, following the First Closing, any notice to USA Hemp or the Member’s Representative shall also be sent to the Company as set forth above, with a copy as set forth above.

(c)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(d)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.07 Confidentiality. Each Party agrees that, unless and until the Transactions have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Transactions. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 10.08 Third Party Beneficiaries. This contract is strictly between the Company, USA Hemp, the USA Hemp Members and the Members’ Representative, and except as specifically provided herein, no other Person and no director, officer, shareholder (other than the USA Hemp Members), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

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Section 10.09 Expenses. Subject to Article IX and Section 10.06, whether or not the Exchange is consummated, each of the Company and the USA Hemp Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other Transactions.

Section 10.10 Entire Agreement. This Agreement and the other agreements and documents references herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the First Closing Date and the consummation of the Transactions for a period of two years.

Section 10.12 Amendment; Waiver; Remedies; Agent.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company, USA Hemp and the Members’ Representative.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

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Section 10.13 USA Hemp Members’ Representative.

(a)	Each USA Hemp Member constitutes and appoints the Members’ Representative as its Representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i)	to act on such USA Hemp Members’ behalf in the absolute discretion of Members’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement or the provision of any consent or agreement hereunder; and

(ii)	in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 10.13.

(b)	This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any USA Hemp Member or by operation of law, whether by the death or incapacity of any USA Hemp Member or by the occurrence of any other event. Each USA Hemp Member hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by Members’ Representative pursuant to this Section 10.13. Each USA Hemp Member agrees that Members’ Representative shall have no obligation or liability to any Person for any action taken or omitted by Members’ Representative in good faith, even if taken or omitted negligently, and each USA Hemp Member shall indemnify and hold harmless Members’ Representative from, and shall pay to Members’ Representative the amount of, or reimburse Members’ Representative for, any Loss that Members’ Representative may suffer, sustain, or become subject to as a result of any claim made or threatened against Members’ Representative in his capacity as such.

(c)	The Company shall be entitled to rely upon any document or other paper delivered by Members’ Representative as being authorized by USA Hemp Members, and the Company shall not be liable to any USA Hemp Member for any action taken or omitted to be taken by the Company based on such reliance.

Section 10.14 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 10.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 10.16 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

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Section 10.17 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each USA Hemp Party and the Company shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 10.18 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 10.19 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.20 Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) is legal counsel to the Company and to USA Hemp, but that Counsel has acted as legal counsel solely to the Company in connection with this Agreement and the Transactions, and that the Company and USA Hemp have executed a waiver of conflict related thereto. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company in connection with this Agreement and the Transactions, notwithstanding that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each applicable Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties hereby waives any such conflict of interest, and confirms that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 10.21 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Credex Corporation

By:	/s/ Robin McVey
Name:	Robin McVey
Title:	Chief Executive Officer

USA Hemp Store LLC

By:
Name:	Joe Cleghorn
Title:	President

Members’ Representative:

Joe Cleghorn

By:
Name:	Joe Cleghorn

Members:

Joe Cleghorn

By:
Name:	Joe Cleghorn

Namanco Productions, Inc.

By:
Name:	James C. Walsh
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Credex Corporation

By:
Name:	Robin McVey
Title:	Chief Executive Officer

USA Hemp Store LLC

By:	/s/ Joe Cleghorn
Name:	Joe Cleghorn
Title:	President

Members’ Representative:

Joe Cleghorn

By:	/s/ Joe Cleghorn
Name:	Joe Cleghorn

Members:

Joe Cleghorn

By:	/s/ Joe Cleghorn
Name:	Joe Cleghorn

Namanco Productions, Inc.

By:	/s/ James C. Walsh
Name:	James C. Walsh
Title:	Chief Executive Officer

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Exhibit A-1

Assignment of Membership Interests For First Closing

This Assignment of Membership Interests (“Assignment”) dated this [___] day of [_____], 2022, is entered into by and between [________] (“Assignor”) and Credex Corporation, a Florida corporation (“Assignee”).

Assignor currently holds [___]% of the membership interests of USA Hemp Store LLC, a Colorado limited liability company (the “Company”).

Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, now hereby assigns, transfers and sets over unto the Assignee all right, title and interest in 51% of the membership interests in the Company held by Assignor (the “Transferred Interests”), which Transferred Interests have been delivered to Assignee on the date hereof, to have and to hold the same unto the Assignee, the Assignee’s legal representatives, successors and assigns forever.

Assignor, in connection with Assignor’s assignment of the Transferred Interests, does hereby warrant, covenant and agree with the Assignee that Assignor has good right and authority to execute this Assignment and Assignor is the sole beneficial owner of the Transferred Interests as of the date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have each caused this Assignment to be executed on the date written below.

Signed, sealed and delivered in the presence of:

Witnesses:	Assignor:

By:
Print Name:	Name:

Assignee: Credex Corporation
Print Name:
By:
	Name:	Robin McVey
	Title:	Chief Executive Officer

Exhibit A-2

Assignment of Membership Interests For Second Closing

This Assignment of Membership Interests (“Assignment”) dated this [__] day of [_____], 2022, is entered into by and between [________] (“Assignor”) and Credex Corporation, a Florida corporation (“Assignee”).

Assignor currently holds [___]% of the membership interests of USA Hemp Store LLC, a Colorado limited liability company (the “Company”), which are represented by [___] Units of membership interests (as defined in the Limited Liability Company Agreement of the Company, dated as of [_____], 2022 (the “Operating Agreement”).

Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, now hereby assigns, transfers and sets over unto the Assignee all right, title and interest in all of the Units and the membership interests in the Company held by Assignor (the “Transferred Interests”), which Transferred Interests have been delivered to Assignee on the date hereof, to have and to hold the same unto the Assignee, the Assignee’s legal representatives, successors and assigns forever.

Assignor, in connection with Assignor’s assignment of the Transferred Interests, does hereby warrant, covenant and agree with the Assignee that Assignor has good right and authority to execute this Assignment and Assignor is the sole beneficial owner of the Transferred Interests as of the date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have each caused this Assignment to be executed on the date written below.

Signed, sealed and delivered in the presence of:

Witnesses:	Assignor:

By:
Print Name:	Name:

	Assignee:	Credex Corporation
Print Name:	Assignee, as the Manager of the Company pursuant to the Operating Agreement, hereby consents to the assignment as set forth herein.

By:
	Name:	Robin McVey
	Title:	Chief Executive Officer

Exhibit B

Capitalization Table

Joe Cleghorn	90%

Namanco Productions, Inc.	10%